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                                     EXHIBIT 21.1



                            SUBSIDIARIES OF VERIFONE, INC.

1.  VeriFone (Argentina) S.A. (Argentina)

2.  VeriFone (Australia) Pty Limited (Australia)

3.  Transaction Technology Pty Ltd. (Australia)

4.  VeriFone do Brasil Ltda (Brazil)

5.  VeriFone Limited (Canada)

6.  VeriFone S.A. (France)

7.  VeriFone GmbH (Germany)

8.  VeriFone Hong Kong Limited (Hong Kong)

9.  VeriFone North Asia Limited (Hong Kong)

10. VeriFone India Private Ltd. (India)

11. VeriFone S.r.l. (Italy)

12. Nihon VeriFone K.K. (Japan)

13. VeriFone S.A. de C.V. (Mexico)

14. VeriFone B.V. (Netherlands)

15. VeriFone Electronics (Kushan) Co., Ltd. (People's Republic of China)

16. VeriFone Sp. z O.O. (Poland)

17. VeriFone Pte Ltd. (Singapore)

18. VeriFone Technology Pte. Ltd. (Singapore)

19. VeriFone (South Africa) Pty Ltd. (South Africa)

20. VeriFone Esp na, S.A. (Spain)

21. VeriFone Taiwan Ltd. (Taiwan R.O.C.)

22. VeriFone (UK) Ltd. (United Kingdom)

23. Enterprise Integration Technologies Corporation (California, USA)

24. VeriFone Finance, Inc. (Delaware, USA)

25. VeriFone VeriGem, Inc. (Delaware, USA)

26. TimeCorp Systems, Inc. (Georgia, USA)


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